UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K — Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2006

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
On February 21, 2006, the Compensation Committee of the Board of Directors of Myers Industries, Inc. (“Company”) adopted a plan which sets forth the performance requirements for the award of a cash bonus to John C. Orr, the President and Chief Executive Officer of the Company. The plan provides that the Compensation Committee will use performance factors, such as earnings per share, cash flow and/or operating profit, or other factors, to determine the award. The initial performance factor set of those available of earnings per share, cash flow and/or operating profit was cash flow. The plan provides that any bonus awarded under this plan for the fiscal year-ended December 31, 2006, would be paid in March, 2007. A copy of the plan is attached as Exhibit 10.
Item 9.01. Financial Statements and Exhibits
10	Myers Industries, Inc. Incentive Bonus Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

(Registrant)
DATE	May 24, 2006	By:	/s/ Kevin C. O’Neil

Kevin C. O’Neil Vice President, General Counsel & Secretary